UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 1, 2013

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 2, 2013, ParkerVision, Inc. (the “Company”) issued a press release announcing the transactions disclosed in Item 3.02 below. The press release is included as Exhibit 99.1 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 1, 2013, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers identified on the signature pages thereto (the “Investors”), pursuant to which the Company will sell to the Investors an aggregate of 3,681,573 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), for $3.80 per Share, or gross proceeds of $13,989,977 (the “Offering”). Craig-Hallum Capital Group LLC and Ladenburg Thalmann & Co. Inc. (the “Placement Agents”) acted as co-placement agents for the Offering. The Placement Agents will receive a commission equal to 6.0% of gross proceeds, for an aggregate commission of $839,399, and will be reimbursed for their reasonable out of pocket expenses up to $45,000. The total number of shares that are subject to the Purchase Agreement represent 4.2% of the issued and outstanding shares of Common Stock immediately prior to the entry into the Purchase Agreement. The Company intends to use the net proceeds of the Offering for working capital purposes.

The Purchase Agreement contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions. The Company anticipates that the Offering will close on or about August 6, 2013, subject to the satisfaction or waiver of the closing conditions.

Under the Purchase Agreement, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or related documents or (ii) any action instituted against an Investor by any of the Company’s shareholders (other than shareholders who are affiliated with such Investor) with respect to the Offering, subject to certain exceptions.

In addition, under the Purchase Agreement, the Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors at the closing of the Offering. Pursuant to the Registration Rights Agreement, the Company will register the Shares under the Securities Act of 1933, as amended, for resale by the Investors. The Company has committed to file the registration statement by the 20th calendar day following the closing and to cause the registration statement to become effective by the 75th calendar day following the closing (or, in the event of a “full review” by the Securities and Exchange Commission, the 90th calendar day following the closing). However, if the Company is notified by the Securities and Exchange Commission that the registration statement will not be reviewed or is no longer subject to further review and comments, the Company will cause the registration statement to become effective on the fifth trading day following such notice. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events, including failure by the Company to the file the registration statement or cause it to become effective by the deadlines set forth above. The amount of the liquidated damages is 1.0% of the aggregate subscription amount paid by an Investor for the Shares affected by the event that are still held by the Investor upon the occurrence of the event, and monthly thereafter, up to a maximum of 6.0%.

The Common Stock was offered and sold solely to accredited investors on a private placement basis under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The foregoing summaries of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached as part of Exhibit 10.1 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement.
10.2	List of Investors.
99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2013

PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement.
10.2	List of Investors.
99.1	Press release.